EXHIBIT 23.2





ImagineNet Corp.
222 Lakeview Ave., Suite 160
West Palm Beach, FL 33401


                          INDEPENDENT AUDITORS' CONSENT

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of ImagineNet Corp. on Form SB-1Pre-Effective Amendment No. 2 of our report dated December 21, 2000 on the financial statements of the company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings "Selected Financial Data" and "Experts" in such Prospectus.


                                            /S/ DURLAND & COMPANY, CPAs, P.A.
                                                Durland & Company, CPAs, P.A.

Palm Beach, Florida
4 October 2001